DEMAND PROMISSORY NOTE

$________.00	As of March 16, 2009

FOR VALUE RECEIVED, BBM Holdings, Inc., a corporation organized and existing under the laws of the State of Utah,  hereby promises to pay to the order of AIGH Investment Partners, LLC, a limited liability company organized and existing under the laws of the State of Delaware, the sum of ______ THOUSAND DOLLARS ($__,000.00), with interest at the rate of eight percent (8%) per annum upon the unpaid balance from time to time outstanding from the date set forth above, same being payable in lawful money of the United States of America.

This Note shall be paid in full upon written demand therefor made by the holder thereof. The principal of and accrued interest on this Note may be prepaid in whole or in part at any time and from time to time without penalty or premium.  Any payments not made when due shall be subject to interest at the rate of 15 percent (15%) per annum upon the unpaid balance from time to time outstanding from the date set forth above.  Notwithstanding anything set forth herein to the contrary, in no event shall the interest payable hereunder be higher than the maximum amount permitted under applicable law.

The undersigned agrees to pay all filing fees and similar charges and all costs incurred by the holder hereof in collecting or securing or attempting to collect or secure this Note, including reasonable attorney's fees. The undersigned shall be responsible for the payment of any documentary stamp taxes which may now or hereafter apply to this Note.

In any action or proceeding brought in connection with this Note, the undersigned hereby: (a) waives demand, presentment, protest, notice of dishonor, suit against or joinder of any other person, and all other requirements necessary to charge or hold the undersigned liable with respect to the loan evidenced hereby; (b) submits to the jurisdiction of the state and federal courts in the State of New York for purposes of any such action or proceeding; and (c) agrees that the venue of any such action or proceeding may be laid in New York County, New York and waives any claim that the same is an inconvenient forum. No provision of this Note shall limit the holder's right to serve legal process in any other manner permitted by law or to bring any such action or proceeding in any other competent jurisdiction. This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

MAKER:

BBM HOLDINGS, INC.

By: